Exhibit 99.1

GameStop Reports 2019 Holiday Sales Results

Grapevine, Texas (January 13, 2020)—GameStop Corp. (NYSE: GME), today reported sales results for the nine-week holiday period ended January 4, 2020.

Total global sales from continuing operations for the holiday period were $1.83 billion, a 27.5% decrease compared to the 2018 nine-week holiday period ended January 5, 2019. Total comparable store sales for the nine-week period decreased 24.7%, following a 1.5% increase in comparable store sales for the similar period in fiscal 2018. Sales results during the holiday period are indicative of overall industry trends impacting the video game industry and driven by an accelerated decline in new hardware and software sales, particularly in the month of December.

George Sherman, GameStop’s chief executive officer said, “We expected a challenging sales environment for the holiday season as our customers continue to delay purchases ahead of anticipated console launches in late 2020. However, the accelerated decline in new hardware and software sales coming out of black Friday and throughout the month of December was well below our expectations, reflective of overall industry trends. On a positive note, we continued to see growth in the Nintendo Switch platform, which supports our view that our sales will strengthen as new consoles and innovative technology are introduced.”

Mr. Sherman continued, “Given the deceleration in sales trends, particularly in December, we are adjusting our sales outlook for fiscal 2019 and now expect fiscal 2019 earnings to be below guidance. While we expect the challenges that we faced in the fourth quarter to continue into fiscal 2020, we believe we have the right long-term action plans in place to optimize profitability and increase new revenue streams in advance of new console introductions for holiday 2020. We look forward to delivering progress against our strategy as we move through the year.”

Guidance Update
Comparable store sales are now expected to decline in the range of 19% to 21% for fiscal 2019. The Company, while not updating earnings per share guidance at this time, now expects an adjusted net loss for the fiscal year, with adjusted earnings per diluted share impacted by the further deceleration in sales in December. Despite the sales results, the Company continues to manage inventory effectively and anticipates ending fiscal 2019 with inventory down approximately 26% as compared to the fiscal year end 2018. The Company now expects capital expenditures for FY2019 to be in the range of $75 million to $80 million, and forecasts total cash and liquidity, including availability under the revolving line of credit, at the end of the fiscal year to be approximately $900 million.

The Company anticipates reporting fourth quarter and full fiscal year 2019 results in late March.

Webcast of Fireside Chat at 22nd Annual ICR Conference
The Company will webcast a discussion of the business by George Sherman, chief executive officer, and Jim Bell, chief financial officer, at the 22nd Annual ICR Conference. The event will take place on Tuesday, January 14, 2020 at 10:30am ET. The fireside chat discussion will be available live and for replay on GameStop’s investor relations web page at http://investor.GameStop.com/.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is the world’s largest video game retailer, operates over 5,600 stores across 14 countries, and offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company's consumer product network also includes www.gamestop.com and Game Informer® magazine, the world's leading print and digital video game publication.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s expectations for fiscal 2019, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding targeted and expected benefits of our transformation, capital allocation, profit improvement and cost-savings initiatives, and expected fiscal 2019 results, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those reflected or described in the forward-looking statements: the uncertain impact, effects and results of pursuit of operating, strategic, financial and structural initiatives, including the Reboot strategic plan; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand, including due to supply chain disruptions on account of trade restrictions, political instability, labor disturbances and product recalls; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve; our ability to assess and implement technologies in support of our omnichannel capabilities; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executives and other key personnel and our ability to attract and retain qualified employees in all areas of the organization; changes in consumer preferences and economic conditions; increased operating costs, including wages; disruptions to our information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2019. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com